November 26, 2025

Viking Mutual Funds

1 North Main Street

Minot, ND 58703

Dear Board Members:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 54 to the Viking Mutual Funds Registration Statement.  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 55 under the Securities Act of 1933, as amended (the “Amendment”) and consent to all references to us in the Amendment.

                          Very truly yours,

                           /s/ Thompson Hine LLP

                          THOMPSON HINE LLP